UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 28, 2013

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)

Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard, Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-288-2738

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On February 28, 2013, As Seen On TV, Inc. (the “Company”) completed its previously announced merger with eDiets.com, Inc. (“eDiets.com”).  Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, eDiets Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and eDiets.com, dated October 31, 2013, Merger Sub was merged with and into eDiets.com, with eDiets.com surviving the merger (the “Merger”) and becoming a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company issued to eDiets.com stockholders 1.2667 shares of its common stock for each outstanding share of eDiets.com common stock. Upon closing the shares of eDiets.com common stock, which traded under the symbol “DIET,” have ceased trading on the OTC Bulletin Board.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in it is entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 28, 2013, in connection with the closing of the Merger described in Item 2.01 of this report, as contemplated by the Merger Agreement Mr. Kevin Richardson II, chairman of eDiets, was appointed to the Company’s board of directors.  Following these actions, the Company’s board of directors is now comprised of Kevin Harrington, Steve Rogai, Dr. Randolph Pohlman, Greg Adams and Kevin Richardson.  Pursuant to the terms of the Merger Agreement, the Company increased the size of its board of directors from four members to seven members and one former member of the eDiets.com board of directors was appointed to the Company board of directors. The board of directors expects to identify a sixth and seventh director and make the appointments in the near future.

Mr. Richardson is considered an independent director as defined in the Nasdaq Stock Market Listing Rules.  It is expected that Mr. Richardson and the other future new independent members of the Company’s board of directors will be compensated for their services as directors in accordance with the Company’s director compensation policy.

Item 7.01

Regulation FD Disclosure.

On March 1, 2013, the Company and eDiets.com issued a joint press release announcing the closing of the Merger.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of business acquired.

The audited condensed consolidated balance sheets of eDiets.com as of December 31, 2011 and 2010, and the related condensed consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the two years in the period ended December 31, 2011 the unaudited condensed consolidated balance sheets as of September 30, 2012, and the related condensed consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the nine months ended September 30, 2012 and 2011, were previously reported in the Company’s registration statement on Form S-4, SEC File No. 333-185688, as amended, as declared effective by the SEC on November 27, 2012 (the “S-4”).  Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not included in this Current Report on Form 8-K.

(b)

Pro forma financial information.

The unaudited proforma condensed combined consolidated balance sheet for the Company and eDiets.com at September 30, 2012, the unaudited proforma condensed combined consolidated statement of operations of the Company and eDiets.com for the nine months ended September 30, 2012, the unaudited proforma condensed combined consolidated statement of operations of the Company and eDiets.com for the year ended December 31, 2011 and the related notes to unaudited proforma financial information were previously reported in the S-4.  Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not included in this Current Report on Form 8-K.

(d)

Exhibits.

Exhibit
No.	Description

2.1

Agreement and Plan of Merger dated October 31, 2012 by and among As Seen On TV, Inc., eDiets Acquisition Company and eDiets.com, Inc. (incorporated by reference to Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 1, 2012).

99.1	Joint press release dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AS SEEN ON TV, INC.

Date: March 6, 2013	By:	/s/ Dennis W. Healey
Dennis W. Healey, Chief Financial Officer